UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HARROW HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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Notice of Annual Meeting

and

Proxy Statement

2021 Annual Meeting of Stockholders

Thursday, June 3, 2021, 8:00 a.m. CT

Location:

Harrow Health’s Corporate Office

102 Woodmont Blvd., Suite 610

Nashville, TN 37205

April 23, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Harrow Health, Inc., which will be held at our corporate office located at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205 on June 3, 2021, at 8:00 a.m. (Central Time).

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2020 (the “Annual Report”). The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the Annual Report and a form of proxy card.

The notice of meeting and Proxy Statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the annual meeting, so that we can verify your ownership of Harrow Health, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the annual meeting, you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the proxy card and return it to our Corporate Secretary at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

102 WOODMONT BLVD., SUITE 610

NASHVILLE, TN 37205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 3, 2021

To the Stockholders of Harrow Health, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrow Health, Inc. (the “Company”) will be held on June 3, 2021, at 8:00 a.m. (Central Time), at the Company’s corporate office located at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205, for the following purposes:

1.	To elect to the Board of Directors the five (5) director nominees named in the accompanying proxy statement to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To approve an amendment to the Company’s 2017 Incentive Stock and Awards Plan (the “Plan”) to increase the number of shares of the Company’s common stock authorized for issuance pursuant to awards granted under the Plan by 4,000,000 shares and make certain other changes.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 5, 2021, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

Nashville, Tennessee
April 23, 2021

102 Woodmont Blvd., Suite 610

Nashville, TN 37205

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on June 3, 2021

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Harrow Health, Inc. (the “Company”) of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2021, at 8:00 a.m. (Central Time) at the Company’s corporate office located at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee 37205, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail or make available this proxy statement (this “Proxy Statement”) and the accompanying materials, including our Annual Report for the fiscal year ended December 31, 2020 (the “Annual Report”), the Notice and a proxy card, to our stockholders on or about April 23, 2021.

All references to “us”, “we”, “our”, and the “Company” refer to Harrow Health, Inc.

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at: www.proxyvote.com.

Solicitation of Proxies

The Board is soliciting proxies to vote at the Annual Meeting. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 5, 2021, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 5, 2021, the Company had 25,983,666 shares of common stock outstanding and entitled to vote, held by 93 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Harrow Health 2021 Proxy Statement	1

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of five directors	Plurality of Votes Cast	No
Proposal 2 – Ratification of auditors for the 2021 fiscal year	Majority of Votes Cast	Yes
Proposal 3 – Approval of amendment to the Plan to increase the number of shares available for issuance and make certain other changes	Majority of Votes Cast	No
Proposal 4 – Advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast	No

With respect to Proposal 1, you may vote FOR or WITHHOLD. With respect to Proposals 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN. As specified in our Bylaws, abstentions and broker non-votes are not considered to be a vote cast and, therefore, will have no direct impact on any proposal.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205 or by using the telephone or Internet voting systems set forth in the proxy card or notice of internet availability. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1)	revoking it in person at the Annual Meeting;

(2)	delivering a written notice to our Corporate Secretary at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205 before the proxy is used; or

(3)	delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting for the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 102 Woodmont Blvd., Suite 610, Nashville, TN 37205.

Harrow Health 2021 Proxy Statement	2

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors. Our Board has selected five director nominees for election at the Annual Meeting, consisting of all of our incumbent directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee. Each of the nominees is currently a director of the Company and was elected or re-elected by our stockholders at our 2020 annual meeting of stockholders, with the exception of Mr. Van Horn, who was appointed as a director of the Company in September 2020.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the following five persons as nominees for election to the Board at the Annual Meeting. Each of these nominees has indicated that he or she is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.

The following table sets forth information regarding the nominees for directors and such persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2022 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified.

Name	Age	Position & Committees
Mark L. Baum	48	Director, Chief Executive Officer
Richard L. Lindstrom	73	Director
Robert J. Kammer	71	Chairman of the Board, Audit Committee, Compensation Committee (chair), Nomination and Corporate Governance Committee
Teresa F. Sparks	52	Director, Audit Committee (chair), Compensation Committee, Nomination and Corporate Governance Committee
R. Lawrence Van Horn	53	Director, Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee (chair)

Mark L. Baum, J.D. is a founder, member of the Board of Directors and Chief Executive Officer of the Company. In 2011, Mr. Baum led the restructuring and reorganization of the Company and since that time has directed the creation, development and growth of the Company’s unique business model. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the Board of Directors from December 2011 to April 2012, and was appointed as Chief Executive Officer in April 2012. Prior to Mr. Baum’s involvement with the Company, from 2001 to 2011, he was the founder and managing director of TBLF, LLC, a consulting firm and fund manager, where he managed a series of three funds and acted as a principal investor in financing publicly traded companies or bridge-to-public equity transactions. Before his fund management experience, Mr. Baum founded and served as the president of YesRx, and practiced as a U.S. securities lawyer focused on public company reporting requirements and finance-related matters. Mr. Baum is also a founder and board member of Surface Pharmaceuticals, Inc., Melt Pharmaceuticals, Inc., and founder and former board member of Eton Pharmaceuticals, Inc. From November 2012 until December 2017, Mr. Baum served on the board of directors for Ideal Power, Inc., where he was also chair of its audit committee. Mr. Baum is a graduate, cum laude, of The University of Texas at Arlington and a graduate of California Western School of Law. Mr. Baum brings years of public company executive and board experience, including knowledge of securities laws, reporting requirements and public company finance-related issues.

Richard L. Lindstrom, M.D. has served as a member of our Board of Directors since January 2015. Dr. Lindstrom is the founder and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. Dr. Lindstrom also served as a researcher, teacher, inventor, writer, lecturer and highly acclaimed physician and surgeon in the ophthalmology field. He has published over 350 peer reviewed papers and holds over 40 patents. He has also served as a member of the board of directors of two other public companies, Ocular Therapeutix, Inc. (NASDAQ:OCUL) since 2012 and LENSAR Inc. (NASDAQ:LNSR) since 2019. Dr. Lindstrom is a medical advisor for many medical device and pharmaceutical manufacturers and serves on the board of directors of several other privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery from 1993 to 1994, the International Intraocular Implant Society from 2002 to 2004, the International Refractive Surgery Club from 2002 to 2004, and the American Society of Cataract and Refractive Surgery (“ASCRS”) from 2007 to 2008. Dr. Lindstrom currently serves on the ASCRS Executive Committee and is a trustee of the ASCRS Foundation. From 1980 to 1989, he served on the faculty of the Department of Ophthalmology at the University of Minnesota, where he is currently a Trustee of the University of Minnesota Foundation. Dr. Lindstrom holds a B.A. degree in Pre-Medical Studies, a B.S. degree in Medicine and an M.D. degree from the University of Minnesota. Dr. Lindstrom brings to the Board over 40 years of ophthalmology industry experience, as well as extensive experience serving as a director of other companies.

Harrow Health 2021 Proxy Statement	3

Robert J. Kammer, D.D.S. is a founder of the Company and has served as our director since December 2011 and as Chairman of the Board since April 2012. In January 2015, Dr. Kammer retired from his clinical practice as a dentist, in which he was engaged from 1975 to 2015. He is a retired Diplomate of The American Board of Orofacial Pain and a Founding Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor at the University of Colorado School of Dental Medicine. Dr. Kammer has also served as a consultant to the Boulder-Denver Pain Control Center and a reviewer for the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the text “Osteoperiosteal Flap”, has co-authored multiple scientific articles, was co-investigator on a Dental Implant Bar Study at the Mayo Institute from 2011 to 2013 and served as a consultant for Clear Choice Dental Implant Centers from 2010 to 2013. Dr. Kammer received his Bachelor of Science degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery degree from the University of Iowa College of Dentistry in 1974. Dr. Kammer brings to our Board over 35 years of clinical experience treating patients and leadership experience in a variety of positions.

Teresa F. Sparks has served as a director since March 2020. From October 2018 to August 2020, she served as Executive Vice President and Chief Financial Officer of Envision Healthcare Corporation. Prior to Envision, Ms. Sparks was the interim Chief Financial Officer at Brookdale Senior Living, Inc. from March 2018 until September 2018. Previous to that, she served as Executive Vice President and Chief Financial Officer of Surgery Center Holdings, Inc. from its acquisition of Symbion, Inc. in November 2014 until January 2018. Prior to that, Ms. Sparks served as Senior Vice President and Chief Financial Officer of Symbion Holdings Corporation and Symbion, Inc. from August 2007 to November 2014 and as Corporate Controller from Symbion’s inception in 1996 through August 2007 and was named Vice President in December 2002. Prior to joining Symbion, she served as Assistant Controller for HealthWise of America, Inc., a managed care organization, and was a senior healthcare auditor for Deloitte & Touche LLP. Ms. Sparks also serves on the board and as Audit Committee Chair of QualityMetric Incorporated, a private equity backed provider of Patient-Reported Outcome (PRO) and Clinical Outcomes Assessment (COA) measurement solutions. Ms. Sparks is a Certified Public Accountant (inactive) and holds a Bachelor of Science degree, summa cum laude, in Accounting and Business Administration from Trevecca Nazarene University. Ms. Sparks brings to the Board over 25 years of finance, healthcare leadership and industry experience.

R. Lawrence Van Horn has served as a director since September 2020. Mr. Van Horn is an entrepreneur, board member, and leading expert and researcher on healthcare management and economics. A nontraditional academic, his activity spans business, health policy, and academia. His research has appeared in such leading journals as the Journal of Health Economics, Journal of Law and Economics, New England Journal of Medicine, Journal of Public Budgeting and Financial Management, and Harvard Business Review. He is an Associate Prof. of Economics and Management at the Owen Graduate School of Management at Vanderbilt University. He holds courtesy appointments in both the medical and law schools at Vanderbilt. He is the founder and Chief Executive Officer of Preverity, Inc. located in Nashville, Tennessee. Since its founding, he has been Governance Committee Chair and Compensation Committee Member for Community Healthcare Trust Incorporated (NYSE: CHCT). He served as Compensation Committee Chair and Audit Committee Member for Quorum Health Corporation (NYSE: QHC) prior to it being taken private. He is the Board Chair for Savida Inc., a private equity backed opioid treatment company focusing on medication-assisted treatment. He is a member of the CEO Council for Council Capital and advisory boards for Harpeth Capital and Council Capital. He is the Executive Director of Health Affairs and Founder and Director of the Center of Health Care Market Innovation at Vanderbilt University. He is also the Co-Director of the Nashville Health Care Council Fellows Program. Mr. Van Horn holds a Ph.D. from the University of Pennsylvania’s Wharton School and an M.B.A., a Master’s in Public Health and a B.A. from the University of Rochester. Mr. Van Horn brings extensive knowledge and research into healthcare industry economics and governance to the Board. He also has unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present. As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and, therefore, will have no effect on the outcome of the vote on this proposal. The persons named in the proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION

OF EACH OF THE NOMINEES FOR DIRECTOR.

Harrow Health 2021 Proxy Statement	4

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of our Audit Committee, our Board has selected KMJ Corbin & Company LLP (“KMJ”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that the selection of our independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007. Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services billed to the Company by KMJ for the years ended December 31, 2020 and 2019 were as follows:

	Years Ended December 31,
	2020	2019
Audit Fees	$179,786	$249,498
Audit-Related Fees	$-	$-
Other Fees	$-	$-
Total	$179,786	$249,498

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, and the review of our consolidated financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under audit fees. There were no fees billed by or paid to our principal accountant during the years ended December 31, 2020 and 2019 for tax compliance, tax advice or tax planning services or for financial information systems design and implementation services.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ. All fees paid to KMJ for services performed in 2020 and 2019 were pre-approved by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against a proposal and, therefore, will have no direct impact on this proposal. Broker non-votes are not expected to result from the vote on this proposal. The persons named in the proxy will vote the proxies they receive FOR the ratification of the selection of KMJ as our independent registered public accounting firm, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION

OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Harrow Health 2021 Proxy Statement	5

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE COMPANY’S 2017 INCENTIVE STOCK AND AWARDS PLAN

General

Our Board is requesting that our stockholders approve the adoption of an amendment (the “Amendment”) to the Company’s 2017 Incentive Stock and Awards Plan (the “Plan”), which Amendment was approved by the Board on April 19, 2021, subject to approval by our stockholders at the Annual Meeting. The following is a summary of material amendments to the Plan if this proposal is approved:

●	Change the name of the Plan from the Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan to the Harrow Health, Inc. 2017 Incentive Stock and Awards Plan
●	Increase the number of shares authorized for issuance of awards under the Plan from 2,000,000 shares to an aggregate of 6,000,000 shares of common stock
●	Clarify the Plan’s prohibition on the repricing or repurchasing of underwater stock options
●	Add to the Plan a prohibition on the payment of dividends on unvested awards unless conditioned on vesting
●	Add to the Plan a specific prohibition on reusing shares (i) tendered in a cashless exercise (ii) withheld for tax purposes or (iii) purchased with the cash proceeds from the exercise of stock options

A copy of the Amendment is attached to this proxy statement as Appendix A. A copy of the Plan is attached as Appendix B.

The Plan was approved by our Board and stockholders in 2017. By its terms, the Plan may be amended by the Board, provided that certain kinds of amendments, such as amendments that increase the number of shares that may be issued under the Plan, require stockholder approval.

A consolidated summary of information about the Incentive Plan as of April 20, 2021 follows:

Total Stock Options Outstanding	3,052,537
Total Unvested Restricted Stock Outstanding	-
Total Unvested Restricted Stock Units Outstanding	1,671,509
Total Common Stock Outstanding	4,724,046
Weighted-Average Exercise Price of Stock Options Outstanding	$5.50
Weighted-Average Remaining Duration of Stock Options Outstanding	5.48
Total Shares Available for Grant under Incentive Plan	3,635

The Plan is the Company’s only equity compensation plan, except that certain awards made under our prior equity compensation plan remain outstanding.

The closing price of a share of our Common Stock on The NASDAQ Global Market on April 19, 2021 was $7.89.

Reasons for Amendment of the Plan

Our Board, Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our Board, Compensation Committee and management to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our Plan is essential to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the Plan is not sufficient for future granting needs. Our Board currently believes that if the amendment to the Plan is approved by stockholders, the 4,000,000 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan for approximately six additional years following the current year.

Harrow Health 2021 Proxy Statement	6

In addition to increasing the number of shares authorized for issuance under the Plan, the Amendment also changes or clarifies certain other provisions of the Plan as described in “General” above in a manner deemed by the Compensation Committee to be in the best interests of stockholders and in line with best practices viewed favorably by institutional investors and proxy advisors.

The following is a brief summary of the Plan, as amended. This summary is qualified in its entirety by reference to the text of the Amendment and the Plan, copies of which are attached as Appendix A and Appendix B to this Proxy Statement, respectively.

Summary of Material Features of the Plan.

Purpose. The purpose of the Plan is to advance the Company’s interests by providing for the grant to participants of stock-based and other incentive awards.

Plan Administration. The Plan is administered by our Compensation Committee, who has the authority to, among other things, interpret the Plan, determine eligibility for, grant and determine the terms of awards under the Plan, and to do all things necessary or appropriate to carry out the purposes of the Plan. Our Compensation Committee’s determinations under the Plan are conclusive and binding.

Term. No awards will be made after the tenth anniversary of the Plan’s adoption, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. On and after the effective date of the Amendment, the aggregate number of shares of our common stock which may be issued or with respect to which awards may be granted may not exceed 6,000,000 shares. The number of shares available for issuance under the Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our common stock. In general, if awards under the Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Plan.

Individual Limits. The maximum number of shares for which options may be granted to any person in any calendar year is 500,000 shares, except that in connection with an optionee’s commencement of employment or service, the optionee may be granted options for up to an additional 200,000 shares.

Eligibility. Our Compensation Committee selects participants from among the key employees, directors, consultants and advisors of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of April 19, 2021, approximately 131 employees and 4 directors would be eligible to participate in the Plan.

Types of Awards. The Plan provides for grants of options, restricted stock and restricted stock units.

●	Stock Options: The Plan provides for the grant of ISOs and non-qualified stock options (“NSOs”). The exercise price of an option may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the date of grant. Our Compensation Committee determines when stock options become exercisable and the terms on which such awards remain exercisable. Stock options will generally have a maximum term of ten years.
●	Restricted Stock: A restricted stock award is an award of common stock subject to forfeiture restrictions.
●	Restricted Stock Units: A restricted stock unit award is denominated in shares of common stock and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

Vesting. Our Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Termination of Employment. Our Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by our Compensation Committee or in an award agreement, upon a termination of employment or service all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

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Transferability. Awards under the Plan may not be transferred except by will or by the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by our Compensation Committee.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure), our Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change.

Amendment and Termination. Generally the Board may at any time amend any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Federal Income Tax Consequences Under the Plan

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Plan under current federal tax laws and certain other tax considerations associated with awards under the Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment-tax or other federal tax consequences except as noted.

Restricted Stock. A participant who is awarded shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

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Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon payment of the shares (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code (“Section 409A”). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Section 162(m) of the Code generally limits federal income tax deductions for compensation paid to a “covered employee” in any taxable year to $1 million. A person is a covered employee if such person was either the Company’s Chief Executive Officer or Chief Financial Officer or was one of the Company’s three other most highly compensated officers for the fiscal year. For taxable years ending December 31, 2017 and earlier, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore fully deductible by the company that pays it. Due to changes in Section 162(m) of the Code this exclusion is not available for grants after November 2, 2017.

Section 409A. Section 409A imposes an additional 20% income tax, plus, in some cases, a further income tax in the nature of interest, on nonqualified deferred compensation that does not comply with deferral, payment-timing and other formal and operational requirements specified in Section 409A and related regulations and that is not exempt from those requirements. Stock options granted under the Plan are intended to be exempt from Section 409A. The Plan gives the Compensation Committee the flexibility to prescribe terms for other awards that are consistent with the requirements of, or an exemption from, Section 409A.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Plan Benefits

The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to employees under the Plan, subject to the terms of the Plan. Therefore, the future benefits or amounts that would be received by the executive officers, employees and other groups under the Plan are not determinable at this time.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against a proposal and, therefore, will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2017 INCENTIVE STOCK AND AWARDS PLAN.

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PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Securities and Exchange Commission (“SEC”) rules.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Our Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing stockholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. The Board and the Compensation Committee believe that the policies and procedures described and explained therein are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement supports and contributes to the Company’s long-term success.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but are not considered votes for or against a proposal and, therefore, will have no direct impact on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY BASIS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE

RULES OF THE SEC.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders.

Director Independence

Our Board of Directors currently consists of the following five members: Dr. Robert J. Kammer (Chair), Teresa F. Sparks, Dr. Richard L. Lindstrom, R. Lawrence Van Horn and Mark L. Baum. The Board has determined that Dr. Kammer, Ms. Sparks, and Mr. Van Horn, comprising a majority of our current Board, are “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer, and Dr. Lindstrom is not independent because he has received non-board compensation payments in excess of $120,000 within the last three years.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and SEC rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board. In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination and Corporate Governance Committee would identify a new nominee to replace such director in light of the criteria and factors described above. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third-party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Harrow Health, Inc., c/o Corporate Secretary, 102 Woodmont Blvd., Suite 610, Nashville, TN 37205, or by accessing the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

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Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Harrow Health, Inc., 102 Woodmont Blvd., Suite 610, Nashville, TN 37205. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on the Investor Relations section of the Company’s website, www.harrowinc.com, under Corporate Governance, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Harrow Health, Inc., 102 Woodmont Blvd., Suite 610, Nashville, TN 37205, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, along with monthly update calls, but may hold additional meetings as required. In 2020, the Board held four meetings. Each of our directors attended 100% of the Board meetings that were held during the periods when they were a director and 100% of the meetings of each committee of the Board on which they served that were held during the periods that they served on such committee. We do not have a policy requiring that directors attend our annual meeting of stockholders, but encourage attendance by each director. All of our directors in effect at the time attended our 2020 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

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Audit Committee

Until September 2020, our Audit Committee was composed of Ms. Teresa F. Sparks (Chair), Dr. Robert J. Kammer and Mr. Anthony J. Principi. Mr. R. Lawrence Van Horn replaced Mr. Principi on the Committee in September 2020. Our Board has affirmatively determined that each member who serves on the Audit Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. Our Board also affirmatively determined that Ms. Sparks qualifies as an “audit committee financial expert,” as such term is defined in Regulation S-K under the Securities Act of 1933. The Audit Committee held four meetings in 2020.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investor Relations section of the Company’s website, www.harrowinc.com, under Corporate Governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

Compensation Committee

Until September 2020, our Compensation Committee was composed of Dr. Robert J. Kammer (Chair), Ms. Teresa F. Sparks and Mr. Anthony J. Principi. Mr. R. Lawrence Van Horn replaced Mr. Principi on the Committee in September 2020. Our Board has affirmatively determined that each member who serves on the Compensation Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Compensation Committee held four meetings in 2020.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investor Relations section of the Company’s website, www.harrowinc.com, under Corporate Governance. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

Until September 2020, our Nomination and Corporate Governance Committee was composed of Mr. Anthony J. Principi (Chair), Ms. Teresa F. Sparks and Dr. Robert J. Kammer. Mr. R. Lawrence Van Horn replaced Mr. Principi on the Committee in September 2020. Our Board has affirmatively determined that each member who serves on the Nomination and Corporate Governance Committee is independent under applicable Nasdaq Marketplace Rules and satisfies all other qualifications under Nasdaq Marketplace Rules and the applicable rules of the SEC. The Nomination and Corporate Governance Committee held four meetings in 2020.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on the Investor Relations section of the Company’s website, www.harrowinc.com, under Corporate Governance. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently, the positions of Chairman of the Board and Chief Executive Officer are separated. Our Board believes that this structure has allowed Mark L. Baum, Chief Executive Officer, to focus on our day-to-day business, while allowing Dr. Robert J. Kammer, our Chairman of the Board, to lead the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

Our separated Chairman of the Board and Chief Executive Officer positions are augmented by our independent directors, who comprise all of our Board committees and meet regularly in executive session without Mr. Baum or other members of our management present to ensure that our Board maintains an appropriate level of independent oversight of management.

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Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks, and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company and other contingent liabilities, any potential related party or conflict of interest transactions, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons (all dollar amounts are expressed in thousands, other than per share amounts)

Klarity License Agreement – Related Party

In April 2017, the Company entered into a license agreement (the “Klarity License Agreement”) with Richard L. Lindstrom, M.D., a member of its Board of Directors. Pursuant to the terms of the Klarity License Agreement, the Company licensed certain intellectual property and related rights from Dr. Lindstrom to develop, formulate, make, sell, and sub-license the topical ophthalmic solution Klarity designed to protect and rehabilitate the ocular surface (the “Klarity Product”).

Under the terms of the Klarity License Agreement, the Company is required to make royalty payments to Dr. Lindstrom ranging from 3% to 6% of net sales, dependent upon the final formulation of the Klarity Product sold. In addition, the Company is required to make certain milestone payments to Dr. Lindstrom including: (i) an initial payment of $50 upon execution of the Klarity License Agreement, (ii) a second payment of $50 following the first $50 in net sales of the Klarity Product; and (iii) a final payment of $50 following the first $100 in net sales of the Klarity Product. All of the above referenced milestone payments were payable at the Company’s election in cash or shares of the Company’s restricted common stock. Dr. Lindstrom was paid $149 and $63 in cash during the years ended December 31, 2020 and 2019, respectively, and was due an additional $35 and $55 at December 31, 2020 and 2019, respectively. The Company incurred $129 and $103 for royalty expenses related to the Klarity License Agreement during the years ended December 31, 2020 and 2019, respectively.

Injectable Asset Purchase Agreement – Related Party

In December 2019, the Company entered into an asset purchase agreement (the “Lindstrom APA”) with Dr. Lindstrom, a member of its Board of Directors. Pursuant to the terms of the Lindstrom APA, the Company acquired certain intellectual property and related rights from Dr. Lindstrom to develop, formulate, make, sell, and sub-license an ophthalmic injectable product (the “Lindstrom Product”).

Under the terms of the Lindstrom APA, the Company is required to make royalty payments to Dr. Lindstrom ranging from 2% to 3% of net sales, dependent upon the final formulation and patent protection of the Lindstrom Product sold. In addition, the Company is required to make certain milestone payments to Dr. Lindstrom including an initial payment of $33 upon execution of the Lindstrom APA. Dr. Lindstrom was paid $55 and $0 in cash during the years ended December 31, 2020 and 2019, respectively, and was due $7 and $40 at December 31, 2020 and 2019, respectively. The Company incurred $55 and $40 for royalty expenses related to the Lindstrom APA during the years ended December 31, 2020 and 2019, respectively.

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Presbyopia Asset Purchase Agreement – Related Party

In December 2019, the Company entered into an asset purchase agreement (the “Presbyopia APA”) with Richard L. Lindstrom, M.D., a member of its Board of Directors. Pursuant to the terms of the Presbyopia APA, the Company acquired certain intellectual property and related rights from Dr. Lindstrom to develop, formulate, make, sell, and sub-license an ophthalmic topical product to treat presbyopia (the “Presbyopia Product”).

Under the terms of the Presbyopia APA, the Company is required to make royalty payments to Dr. Lindstrom ranging from 2% to 4% of net sales, dependent upon the final formulation and patent protection of the Presbyopia Product sold. Dr. Lindstrom was paid $0 in cash during the years ended December 31, 2020 and 2019, and was due $0 at December 31, 2020 and 2019. The Company incurred $0 for royalty expenses related to the Presbyopia APA during the years ended December 31, 2020 and 2019.

Investment in Eton Pharmaceuticals, Inc.

Eton Pharmaceuticals, Inc. (“Eton”) was formed as a subsidiary of the Company in 2017. In May 2017, Eton closed an offering of its Series A Preferred Stock and we lost our controlling interest in it. In November 2018, Eton completed an initial public offering of its common stock. We own 3,500,000 shares of Eton common stock, which is less than 20% of the equity and voting interests issued and outstanding of Eton as of December 31, 2020. At December 31, 2020, the fair market value of Eton’s common stock was $8.13 per share. In accordance with Accounting Standards Update (“ASU”) 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, for the years ended December 31, 2020 and 2019, the Company recorded investment gains from its Eton common stock position of $3,255 and $3,780, respectively, related to the change in fair market value of the Company’s investment in Eton during the measurement periods. As of December 31, 2020 and 2019, the fair market value of the Company’s investment in Eton was $28,455 and $25,200, respectively.

Mark L. Baum, the Company’s Chief Executive Officer was a member of the Eton board of directors until his resignation in March 2021. In April 2021, the Company sold 1,518,000 shares of its Eton common in an underwritten offering, and as of April 20, 2021 the Company holds 1,982,000 shares of Eton common stock.

Investment in Surface Pharmaceuticals, Inc. and Related Agreements

In 2017, the Company formed Surface Pharmaceuticals, Inc. (“Surface”). In May and July 2018, Surface closed an offering of its Series A Preferred Stock. At that time, the Company lost its controlling interest and deconsolidated Surface from the Company’s consolidated financial statements. The Company owns 3,500,000 common shares (which is approximately 30% of the equity interests as of December 31, 2020) of Surface and uses the equity method of accounting for this investment, as management has determined that the Company has the ability to exercise significant influence over the operating and financial decisions of Surface. Under this method, the Company recognizes earnings and losses in Surface in its consolidated financial statements and adjusts the carrying amount of its investment in Surface accordingly. The Company’s share of earnings and losses are based on the Company’s ownership interest of Surface. Any intra-entity profits and losses are eliminated. The Company recorded equity in the net loss of Surface of $1,200 during the year ended December 31, 2019. The Company recorded equity in the net loss of Surface of $2,433 during the year ended December 31, 2020. As of December 31, 2020 and 2019, the carrying value of the Company’s investment in Surface was $1,314 and $3,747, respectively.

The Company entered into an asset purchase and license agreement with Surface in 2017 and amended it in April 2018 (the “Surface License Agreement”). Pursuant to the terms of the Surface License Agreement, the Company assigned and licensed to Surface certain intellectual property and related rights associated with Surface’s drug candidates (collectively, the “Surface Products”). Surface is required to make mid-single-digit royalty payments to the Company on net sales of the Surface Products while any patent rights remain outstanding.

Company director, Richard L. Lindstrom, M.D. and the Company’s Chief Executive Officer, Mark L. Baum, are directors of Surface. Surface is required to make royalty payments to Dr. Lindstrom of 3% of net sales of certain Surface Products while certain patent rights remain outstanding. Dr. Lindstrom is also a principal of Flying L Partners, an affiliate of the funding investor who purchased the Surface Series A Preferred Stock. Several employees and directors of the Company (including Mr. Baum and Dr. Lindstrom) entered into consulting agreements and provide consulting services to Surface.

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Investment in Melt Pharmaceuticals, Inc.

In April 2018, the Company formed Melt Pharmaceuticals, Inc. (“Melt”). In December 2018, the Company entered into an asset purchase agreement with Melt (the “Melt Asset Purchase Agreement”). Pursuant to the terms of the Melt Asset Purchase Agreement, Melt was assigned certain intellectual property and related rights from the Company to develop, formulate, make, sell, and sub-license certain Company conscious sedation and analgesia related formulations (collectively, the “Melt Products”). Under the terms of the Melt Asset Purchase Agreement, Melt is required to make mid-single digit royalty payments to the Company on net sales of the Melt Products while any patent rights remain outstanding, as well as other conditions.

In January and March of 2019, Melt entered into definitive stock purchase agreements (collectively, the “Melt Series A Preferred Stock Agreement”) with certain investors and closed the sale of Melt’s Series A Preferred Stock (the “Melt Series A Stock”), generating approximately $11,400 of proceeds (collectively, the “Melt Series A Round”) at a purchase price of $5.00 per share. As a result, the Company lost voting and ownership control of Melt and ceased consolidating Melt’s financial statements. In January 2019, the Company deconsolidated Melt and recorded a gain of $5,810 and adjusted the carrying value in Melt to reflect the increased valuation of Melt and the Company’s new ownership interest in accordance with ASC 810-10-40-4(c), Consolidation.

In February 2019, the Company and Melt entered into a Management Services Agreement (the “Melt MSA”), whereby the Company provides to Melt certain administrative services and support, including bookkeeping, web services and human resources related activities, and Melt is required to pay the Company a monthly amount of $10.

The Company owns 3,500,000 common shares of Melt (which is approximately 44% of the equity interests as of December 31, 2020) and uses the equity method of accounting for this investment, as management has determined that the Company has the ability to exercise significant influence over the operating and financial decisions of Melt. Under this method, the Company recognizes earnings and losses in Melt in its consolidated financial statements and adjusts the carrying amount of its investment in Melt accordingly. The Company’s share of earnings and losses are based on the Company’s ownership interest of Melt. Any intra-entity profits and losses are eliminated. The Company recorded equity in the net gain of Melt of $3,968 during the year ended December 31, 2019. The Company recorded equity in the net loss of Melt of $2,313 during the year ended December 31, 2020. As of December 31, 2020 and 2019, the Company’s investment in Melt was $2,506 and $4,690, respectively, which includes $851 and $722, respectively, due from Melt for reimbursable expenses and amounts due under the Melt MSA. Melt did not make any payments to the Company during the year ended December 31, 2020 and paid the Company $50 during the year ended December 31, 2019.

The Company’s Chief Executive Officer, Mark L. Baum, and Chief Medical Officer, Larry Dillaha, are members of the Melt board of directors, and several employees of the Company (including Mr. Baum, Mr. Dillaha and the Company’s Chief Financial Officer, Andrew Boll) entered into consulting agreements and provide consulting services to Melt.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under FASB and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 23, 2021.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Director	48
Andrew R. Boll	Chief Financial Officer and Corporate Secretary	38
John P. Saharek	President of ImprimisRx	61

Mr. Baum’s biographical information is included with such information for the other members of our Board.

Andrew R. Boll, CFA, CMA. Mr. Boll started with Harrow in December 2011, and has served as our Chief Financial Officer since his promotion to that role in February 2015. He oversees the Company’s financial and general administrative operations, along with corporate development initiatives. In addition, Mr. Boll helped found and start-up Eton Pharmaceuticals, Surface Ophthalmics, Melt Pharmaceuticals, ImprimisRx and Visionology. Prior to Harrow, from 2007 to 2011, Mr. Boll worked for an investment company and its series of funds where he oversaw the fund’s accounting, financial analysis, and reporting; he was also heavily involved with the financial operations of a number of the fund’s portfolio companies (public and private). Prior to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a CFA® charterholder, Certified Management Accountant and earned his Bachelor of Science degree, summa cum laude, in Corporate and Public Finance at Huron University.

John P. Saharek. Prior to his promotion to President of ImprimisRx in February 2019, Mr. Saharek served as the Company’s Chief Commercial Officer since February 2015 and its Vice-President of Commercialization, Ophthalmology since November 2012. He is a senior healthcare industry executive with over 30 years of broad experience developing and commercializing pharmaceutical, biotech, surgical device and diagnostic product portfolios. Prior to joining the Company, he served as Head of U.S. Marketing and Strategy for ThromboGenics Inc., developing the commercial strategy and building a team to launch a new biologic into the U.S. market. Prior to that he was Vice President, Business Development at SurModics Inc., working with both large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Earlier in his career, he held positions of increasing responsibility in both marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Master of Business Administration from the University of Hartford and a bachelor’s degree from Central Connecticut State University.

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DIRECTOR COMPENSATION

Director Compensation Program for Year Ended December 31, 2020

A summary of the non-employee director compensation arrangements for 2020 is set forth below.

Cash Compensation

Retainer and Meeting Fees
Annual Board Retainer Fee:	$40,000
Annual Chairman Retainer Fees*:
Chairman of the Board	$30,000
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$15,000
Corporate Governance Committee Chairman	$10,000
Annual Committee Member Retainer Fees*:
Audit Committee	$10,000
Compensation Committee	$7,500
Corporate Governance Committee	$5,000

*	These fees are in addition to the Annual Board Retainer Fee, as applicable.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

Non-employee directors are eligible to receive an annual award of restricted stock units (“RSUs”) valued at $100,000, as well as an initial award of RSUs at the time of their appointment to the Board. These RSUs will vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his or her service as a director.

Director Compensation Table

The following table shows the compensation earned by, awarded or paid in 2020 to the individuals who served as our non-employee directors during such period. Mr. Baum did not receive any additional compensation for his services as a director and his compensation received as an executive officer is disclosed in the Summary Compensation Table in this Proxy Statement. Mr. Austin resigned from the Board on March 16, 2020 and Mr. Principi resigned from the Board on September 28, 2020. Ms. Sparks joined the Board on March 16, 2020 and Mr. Van Horn joined the Board on September 30, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Other ($)		Total ($)
Robert J. Kammer	$100,000	$100,000	$-		$200,000
Teresa F. Sparks	$54,375	$139,300	$-		$193,675
Richard L. Lindstrom	$40,000	$100,000	$204,736	(3)	$344,736
R. Larry Van Horn	$16,875	$72,000	$-		$88,875
Anthony J. Principi	$50,625	$100,000	$-		$150,625
Stephen G. Austin	$18,125	$-	$-		$18,125

(1)	Reflects the dollar amount of the grant date fair value of awards granted in 2020, measured in accordance with ASC Topic 718 (“ASC 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2020, included in the Annual Report.

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(2)	The aggregate number of stock awards held as of December 31, 2020, by each non-employee director are as follows:

Name	Shares Underlying Restricted Stock Unit Awards
Robert J. Kammer (4)	108,993
Richard L. Lindstrom (5)	99,974
Teresa F. Sparks (6)	27,006
R. Lawrence Van Horn (7)	12,500

(3)	Represents royalties paid to Dr. Lindstrom as part of the Klarity License Agreement (defined under the heading “Related Party Transaction” above).
(4)	Shares that have vested, but the issuance and delivery of which is deferred until the director resigns.
(5)	Shares that have vested, but the issuance and delivery of which is deferred until the director resigns.
(6)	Shares that have vested, but the issuance and delivery of which is deferred until the director resigns.
(7)	None of these shares have vested and the issuance and delivery of shares upon vesting will be deferred until the director resigns.

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EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for 2020 were:

Name	Position
Mark L. Baum	Chief Executive Officer and Director
Andrew R. Boll	Chief Financial Officer and Corporate Secretary
John P. Saharek	President of ImprimisRx

Compensation Philosophy and Objectives

Our philosophy in setting compensation policies for executive officers has two fundamental objectives: (1) to attract, motivate and retain a highly skilled team of executives and (2) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and the achievement of objectives that are expected to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

●	provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals;

●	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

●	promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

●	align executives’ incentives with the creation of stockholder value.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and an annual incentive bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on the Company’s financial and working capital condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash, overall compensation traditionally has been weighted more heavily toward equity-based compensation, as well as cash payments that are earned only upon the Company’s achievement of specified performance goals. The Compensation Committee will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its working capital needs.

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company. In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee, and all equity grants are made by the Compensation Committee.

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Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our named executive officers and other members of the executive and senior management team. While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

Compensation Consultants

In April 2019, the Compensation Committee retained the services of an external compensation consultant, Radford, an Aon Hewitt Company (“Radford”). The mandate of the consultant was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design (including equity grants of subsidiaries), benchmarking with the Company’s peers in the industry and other technical considerations including tax- and accounting-related matters. The Compensation Committee regularly evaluates Radford’s performance, considers alternative compensation consultants and has the final authority to engage and terminate Radford’s services. The decision to engage Radford was made solely by the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C-1 of the Exchange Act and Nasdaq requirements, has determined that the work performed by Radford in 2019 did not present any conflicts of interest.

The Compensation Committee did not engage Radford in 2020 but may re-engage Radford in 2021 or future years in order to assist the Compensation Committee in its ongoing review of executive and director compensation practices, including a review and update of the Company’s peer companies.

Competitive Market Benchmarking

The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of the Company’s executive compensation program including, but not limited to, industry data compiled by Radford in its Global Life Sciences Survey, which represents a nationally-based assessment of executive compensation widely used within the pharmaceutical and biotechnology industry sectors. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee adopted a group of peer companies in July 2019, and the Compensation Committee may revise the group of peer companies to take into account changes in market capitalization and similarities to the Company along the dimensions of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees in the future. More specifically, when establishing the 2019 peer group, the Compensation Committee and Radford focused on biotechnology and pharmaceutical companies, reflecting focus of Harrow subsidiary businesses, targeting commercial companies when possible with annual revenues below $125 million, market capitalizations less than $500 million and employee headcounts below 300 employees. Radford and the Compensation Committee put an emphasis on companies with ophthalmic focus, and where possible, incorporated size appropriate holding companies in the life science industry. The list of peer companies identified in 2019 and further revised by the Compensation Committee in 2021 was comprised of the following companies:

●	AcelRx Pharmaceuticals, Inc.	●	Flexion Therapeutics	●	Ocular Therapeutix
●	Anika Therapeutics	●	Fortress Biotech	●	Palatin Technologies
●	ChromaDex	●	Kadmon	●	Rigel Pharmaceuticals
●	Cumberland Pharmaceuticals	●	Kala Pharmaceuticals	●	Strongbridge Biopharma
●	Evofem Biosciences	●	La Jolla Pharmaceuticals	●	XOMA
●	Eyepoint Pharmaceuticals	●	Lineage Cell Therapeutics

In addition to adopting the above group of peer companies (the “2019 peer group”), the Compensation Committee engaged Radford to conduct a comprehensive benchmarking study reporting on compensation levels and practices, including equity, relative to the 2019 peer group. An Executive Compensation Assessment report was prepared by Radford in August 2019 that provided a competitive assessment of the Company’s executive compensation program compared to the market data for base salaries, target total cash compensation and equity compensation of the 2019 peer group. In consideration of the benchmarking data in Radford’s competitive assessment of the Company’s executive compensation programs and the Company’s performance in 2019, adjustments to compensation were made on January 1, 2020, whereby the Compensation Committee provided Mr. Baum and Mr. Boll with approximately 10% annual increases to their base salary amounts for the year ended December 31, 2020.

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Compensation Program Overview

In 2020, our executive compensation program consisted of the following forms of compensation, each of which are described in greater detail below:

●	Base Salary
●	Annual Bonus
●	Equity Compensation
●	Employee Benefit Program
●	Change of Control Arrangements

Base Salary

The Compensation Committee believes it is important to provide adequate fixed compensation to our executive officers working in a highly volatile and competitive industry. Our Compensation Committee believes the base salaries are generally the appropriate cash compensation level that will allow us to attract and retain highly skilled executives. The Compensation Committee considers our stockholders’ interests in paying what is necessary to achieve our corporate goals, while conserving cash as much as practicable, when setting base salaries. We believe that, given the industry in which we operate, our current working capital needs and our compensation philosophy and objectives, base salaries at current levels are generally sufficient to retain our current executives and to hire new executives when and as required. In determining appropriate base salary levels for a given executive officer, the Compensation Committee considers the following factors:

●	individual performance of the executive, as well as our overall performance, during the prior year;
●	level of responsibility, including breadth, scope and complexity of the position;
●	level of experience and expertise of the executive;
●	internal review of the executive’s compensation relative to other executives to ensure internal equity; and
●	executive officer compensation levels at other similar companies to ensure competitiveness.

Salaries for executive officers are determined on an individual basis at the time of hire. Adjustments to base salary are considered annually in light of the factors above. The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries of other named executive officers and members of senior management based on the foregoing criteria.

Annual Bonus

The Company provides executive officers with annual performance-based cash bonus opportunities, which are specifically designed to reward executives for overall corporate performance as well as individual performance in a given year. Corporate and individual goals are established at the beginning of each year by the Compensation Committee with input from senior management. The target annual incentive bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance. Accordingly, the higher the level of control and accountability that is exercisable by an executive officer over our overall performance, the greater the percentage of the executive officer’s target total cash compensation that is dependent on the annual performance-based cash bonus award. We believe these target bonus levels for our executive officers are appropriate and consistent with our pay-for-performance compensation philosophy. At the end of each fiscal year, individual and corporate performance are measured versus plan and a percentage of target is established, which then determines the size of the total bonus pool from which annual bonus incentives are to be paid to executive officers. All cash bonuses are awarded retrospectively.

For 2019 and 2020, the annual incentive bonus for our executive officers was based 100% on overall corporate performance. Target annual incentive bonus levels for 2019 and 2020 were 60% of annual base salary for our Chief Executive Officer and 50% for all other named executive officers. At the end of each year, the Compensation Committee, with input from senior management, evaluates individual and corporate performance compared against the goals established under the Plan, which determines the size of the total bonus pool from which cash bonuses are to be paid to executive officers. Based on this evaluation, the Compensation Committee determined to award, for service performed in 2020, our Chief Executive Officer a cash incentive bonus equal to 47% of his annual base salary, our Chief Financial Officer a cash incentive bonus equal to 39% of his annual base salary and the President of ImprimisRx a cash incentive bonus equal to 39% of his annual base salary.

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Equity Compensation

As an additional component of our compensation program, executive officers are eligible to receive equity compensation in the form of stock options, restricted stock and/or RSUs. The Compensation Committee does not have a stated policy regarding the issuance of equity grants, however, historically our named executive officers have been granted service/time-based vesting equity awards and certain executive officers have also been granted options and RSUs that contain performance/market-based vesting conditions. The Compensation Committee grants equity awards to executive officers to aid in their retention, to motivate them to assist with the achievement of corporate objectives and to align their interests with those of our stockholders by creating a return tied to the performance of our stock price. In determining the form, date of issuance and value of a grant, the Compensation Committee considers the contributions and responsibilities of each executive officer, appropriate incentives for the achievement of our long-term growth, the size and value of grants made to other executives at peer companies holding comparable positions, individual achievement of designated performance goals, and the Company’s overall performance relative to corporate objectives.

In early 2020, the Compensation Committee awarded options to purchase common stock and restricted stock units to the named executive officers. See “Outstanding Equity Awards at Fiscal Year-End” table below for additional details about the awards.

In addition to Company equity awards, the named executive officers have received equity awards in Project 15 Subsidiaries as described below. In 2017, the Company began to develop internal assets through the incorporation of new subsidiaries, which would be separately financed, managed, and eventually be deconsolidated and independent from Harrow. This strategic plan was internally referred to as Project 15 and a new Project 15 subsidiary as a “Project 15 Subsidiary.” More recently, Project 15 has been extended to include the development of, and the inclusion of, external assets into a Project 15 Subsidiary. Project 15 Subsidiaries have historically had nominal to minimal values at their inception.

Members of the Company’s executive team, including Mr. Baum, Mr. Boll and Mr. Saharek, along with other key employees (“Project 15 Consultants”) of the Company receive equity grants from each Project 15 Subsidiary that vest upon the Project 15 Subsidiary receiving a certain amount of third party investment capital which is usually gross proceeds of $10 million or more (a “Critical Financing”). The Company does not have a written policy regarding the total equity to be issued to Project 15 Consultants. Each Project 15 Subsidiary and situation can vary depending on the amount of capital raised and its valuation; however, in general, the total percentage of ownership granted to the Project 15 Consultants (including, but not limited, to our executive team) has been approximately 7 to 12% of fully diluted ownership interests of each Project 15 Subsidiary following a Critical Financing. Specific details regarding the compensation amounts from and equity grants (including the number of shares, fair market value (as determined by an independent third party valuation firm) and type of instrument granted to Mr. Baum, Mr. Boll and Mr. Saharek) of each Project 15 Subsidiary is described in more detail in the tables below. In many instances, members of our executive team and in some cases, members of our board of directors, will serve on the boards of directors and/or provide consulting services to a Project 15 Subsidiary after it becomes independent of the Company. Once a Project 15 Subsidiary is independent from the Company, compensation paid to that person is not included in the tables and summary below.

Employee Benefit Program

Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) plan) is a tax-qualified retirement savings plan, pursuant to which all employees, including the named executive officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. We have historically made matching contributions of up to 4% of cash compensation contributed to the plan. The value of the 401(k) benefit for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

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Change of Control Arrangements

We have entered into change of control arrangements with each of our named executive officers. Our Board approved these change of control arrangements in order to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage and where the possibility exists that we may be acquired if our efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. These arrangements provide change of control benefits either upon the termination of the employee’s service, a significant change in job responsibilities or the need to relocate within 12 months following a change of control. By using a so-called “double trigger” change of control benefit, and thereby tying the severance benefit both to a change in control and change in job status, rather than the mere consummation of a change of control transaction, the Compensation Committee believes that it is better able to balance the employee’s need for certainty with the interests of our stockholders.

Information regarding the change of control arrangements and the potential value of payments upon termination related to a change of control is provided for the named executive officers under the headings “Change in Control Arrangements” in the sections below describing each named executive officer’s compensation arrangements.

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Plan Compensation (2)	All Other Compensation (1)(3)	Total
Mark L. Baum	2020	$569,808	$696,700	$948,300	$256,080	$12,408	$2,483,296
Chief Executive Officer	2019	$488,591	$18,125	$556,110	$297,800	$16,386	$1,377,012

Andrew R. Boll	2020	$409,655	$193,325	$248,520	$153,066	$12,238	$1,016,804
Chief Financial Officer	2019	$348,391	$324,063	$185,370	$178,680	$13,042	$1,049,545

John P. Saharek	2020	$316,731	$-	$87,393	$118,340	$11,074	$533,538
President, ImprimisRx	2019	$290,122	$315,050	$185,420	$156,345	$16,861	$963,798

(1)	Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with ASC 718 and without adjustment for estimated forfeitures, and includes grant date fair value of awards of our Project 15 Subsidiaries issued to our named executive officers prior to the deconsolidation of such entities. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 14 to our consolidated financial statements for the year ended December 31, 2020, included in the Annual Report. For information about the material terms of each equity award, see the tables under the subheading entitled “Outstanding Equity Awards at Fiscal Year-End” below.
(2)	Amounts represent payouts under the Company’s annual cash bonus incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and the named executive officer’s individual performance measured against his individual goals. Such amounts are determined and paid after the end of each year, but reflect individual and Company performance for the respective years reflected above.
(3)	Amounts represent matching contributions made by us for the benefit of the named executive officer under our 401(k) retirement savings plan and group life insurance benefit in excess of the standard threshold granted to all other employees.

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Outstanding Equity Awards at Fiscal Year-End

The Company

The following table sets forth certain information regarding outstanding equity awards of the Company held by our named executive officers as of December 31, 2020.

		Option Awards (1)
		Number of Securities Underlying Unexercised Options					Stock Awards (1)
Name	Grant Date	Exercisable	Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested (2)
Mark L. Baum	4/1/2012	125,000	-		$2.40	1/25/2022	-		-
	5/2/2013	180,000	-		$8.99	5/2/2023	-		-
	2/10/2014	15,400	-		$7.71	2/10/2024	-		-
	4/1/2016	180,000	-		$3.95	4/1/2026	-		-
	2/1/2017	160,000	-		$2.23	2/1/2027	-		-
	1/1/2018	145,845	4,155	(3)	$1.73	1/2/2028	-		-
	2/19/2019	87,500	62,500	(3)	$6.30	2/19/2029	-		-
	1/2/2020	54,375	163,125	(4)	$7.30	1/2/2030	-		-
	7/30/2015	-	600,000	(5)	$7.87	7/31/2025	-		-
	4/25/2016	-	-		-	-	1,050,000	(6)	$7,203,000
	1/2/2020	-	-		-	-	88,000	(7)	$603,680
Andrew R. Boll	4/1/2013	90,000	-		$6.00	4/1/2023	-		-
	2/10/2014	7,400	-		$7.71	2/10/2024	-		-
	4/1/2016	60,000	-		$3.95	4/1/2026	-		-
	2/1/2017	55,000	-		$2.23	2/1/2027	-		-
	1/2/2018	48,615	1,385	(8)	$1.73	1/2/2028	-		-
	2/19/2019	29,169	20,831	(8)	$6.30	2/19/2029	-		-
	1/2/2020	14,250	42,750	(9)	$7.30	1/2/2030	-		-
	4/25/2016	-	-		-	-	157,500	(6)	$1,080,450
	2/19/2019	-	-		-	-	50,000	(7)	$343,000
	1/2/2020	-	-		-	-	23,000	(7)	$157,780
John P. Saharek	11/12/2013	20,000	-		$4.16	11/12/2023	-		-
	3/3/2014	5,000	-		$8.75	3/3/2014	-		-
	2/1/2015	90,000	-		$7.37	2/1/2025	-		-
	4/1/2016	60,000	-		$3.95	4/1/2026	-		-
	2/1/2017	55,000	-		$2.23	2/1/2027	-		-
	1/2/2018	48,615	1,385	(8)	$1.73	1/2/2028	-		-
	2/19/2019	29,169	20,831	(8)	$6.30	2/19/2029	-		-
	8/3/2020	-	25,000	(10)	$5.72	8/3/2030	-		-
	2/19/2019	-	-		-	-	50,000	(7)	$343,000

(1)	The amounts shown reflect stock options and RSUs granted under both the 2007 Incentive Stock and Awards Plan and the 2017 Incentive Stock and Awards Plan.
(2)	Calculated by multiplying the number of unvested shares by $6.86, the closing price per share of our common stock on The Nasdaq Global Market on December 31, 2020.
(3)	The option vests in 12 equal quarterly installments of 12,500 shares over three years commencing on the three-month anniversary of the date of grant.
(4)	The option vests in 12 equal quarterly installments of 18,125 shares over three years commencing on the three-month anniversary of the date of grant.
(5)	The option vests upon achieving certain stock price targets ranging from $9 to $15 per share over a five-year period following its amendment on June 4, 2020.
(6)	The RSUs will vest on the fifth anniversary of the grant date, subject to such named executive officer’s continued employment with the Company, and may vest earlier upon achieving and maintaining certain stock price targets ranging from $9 to $15 per share over a five-year period.
(7)	The RSUs vest in full on the third anniversary of the grant date.
(8)	The option vests in 12 equal quarterly installments of 4,167 shares over three years commencing on the three-month anniversary of the date of grant.
(9)	The option vests in 12 equal quarterly installments of 4,750 shares over three years commencing on the three-month anniversary of the date of grant.
(10)	The option vests according to the following schedule 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date and the remaining 75% of the shares subject to the option vest and become exercisable quarterly in equal installments thereafter over two years.

Harrow Health 2021 Proxy Statement	24

Project 15 Subsidiaries

The following table sets forth certain information as of December 31, 2020, in regards to equity awards of our Project 15 Subsidiaries granted to named executive officers prior to the deconsolidation of such entities during the years ended December 31, 2019 and 2020.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Number of Shares of Restricted Common Stock that Have	Number of Shares of Restricted Common Stock that Have Not
Name/Company	Exercisable	Unexercisable	Price	Date	Vested	Vested
Mark L. Baum
Mayfield Pharmaceuticals, Inc. (1)	-	-	-	-	-	725,000
Stowe Pharmaceuticals, Inc. (2)	-	-	-	-	-	900,000
Visionology, Inc. (3)	-	-	-	-	-	700,000
Andrew R. Boll
Mayfield Pharmaceuticals, Inc. (1)	-	-	-	-	-	362,500
Stowe Pharmaceuticals, Inc. (2)	-	-	-		-	375,000
Visionology, Inc. (3)	-	-	-	-	-	350,000
John P. Saharek
Mayfield Pharmaceuticals, Inc. (4)	-	20,000	$0.025	6/17/2029	-	-
Stowe Pharmaceuticals, Inc. (5)	-	25,000	$0.023	2/05/2030	-	-

(1)	Represents restricted common stock award granted by Mayfield Pharmaceuticals, Inc. on June 3, 2019 with a fair market value of $0.025 per share. Fair market value of the shares is determined by an independent third-party valuation firm at the date of grant in accordance with ASC 718. The restricted common stock award vested upon Mayfield completing a Critical Financing.
(2)	Represents restricted common stock award granted by Stowe Pharmaceuticals, Inc. on February 5, 2020 with a fair market value of $0.023 per share. Fair market value of the shares is determined by an independent third-party valuation firm at the date of grant in accordance with ASC 718. The restricted common stock award vested upon Stowe completing a Critical Financing.
(3)	Represents restricted common stock award granted by Visionology, Inc. on July 1, 2020 with a fair market value of $0.048 per share. Fair market value of the shares is determined by an independent third-party valuation firm at the date of grant in accordance with ASC 718. The restricted common stock award vested upon Visionology, Inc. completing a Critical Financing.
(4)	Represents an option granted by Stowe Pharmaceuticals, Inc. on February 5, 2020. The option grant vests upon Stowe completing a Critical Financing.
(5)	Represents an option granted by Mayfield Pharmaceuticals, Inc. on June 3, 2019. The option grant vests upon Mayfield completing a Critical Financing.

Compensation Arrangements with Mark L. Baum

Employment Agreements

On April 25, 2016, we entered into an employment agreement (the “Baum Agreement”) with Mr. Baum with respect to his employment as Chief Executive Officer. The Baum Agreement replaced Mr. Baum’s 2012 employment agreement, as amended, with the Company. Mr. Baum’s employment with the Company is at-will and may be terminated either by Mr. Baum or the Company at any time for any reason or for no reason. The Baum Agreement provides for an initial annual base salary of $388,000 and a target annual bonus incentive under the Company’s Management Incentive Plan of 60% of his base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) options to purchase 180,000 shares of our common stock (the “Baum Options”); and (ii) 1,050,000 restricted stock units that vest on the fifth anniversary of the grant date subject to performance-based accelerated vesting (the “Baum Performance Equity Award”). Concurrent with the issuance of the Baum Performance Equity Award, Mr. Baum forfeited 1,050,000 restricted stock units subject to performance-based vesting granted to him in May 2013. As a result, the issuance of the Baum Performance Equity Award has been treated as a modification of the RSU granted to Mr. Baum in May 2013 for accounting purposes.

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Involuntary Termination

Should Mr. Baum’s employment be terminated by the Company without Cause (as defined in the Baum Agreement) or should Mr. Baum terminate his employment with the Company for Good Reason (as defined in the Baum Agreement) (each an “Involuntary Termination”), any unvested Baum Options shall be accelerated as if Mr. Baum had completed an additional 18 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Baum will receive an extension to exercise his vested options until the earlier of the original expiration date and 18 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Baum’s employment with the Company, Mr. Baum will be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. In the event of an Involuntary Termination of Mr. Baum’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Baum Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 18 months following Mr. Baum’s Involuntary Termination, provided that such 18 month period will not extend beyond the day before the fifth anniversary of the grant date.

2016 Performance Equity Award

The 1,050,000 performance stock units comprising the Baum Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Baum’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five-year period following the grant date or upon a Change in Control if the Baum Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant (1)
Tranche 1	200,000	$9.00 or greater	125%
Tranche 2	200,000	$10.00 or greater	150%
Tranche 3	200,000	$12.00 or greater	200%
Tranche 4	200,000	$14.00 or greater	250%
Tranche 5	250,000	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Baum Performance Equity grant was made, was $3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Baum must be in service with the Company through at the date of vesting. In addition, the Baum Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Baum’s forfeiture or repayment of the benefits granted under the Baum Performance Equity Award under certain circumstances.

On February 25, 2021, 200,000 shares of the Baum Performance Equity Award vested upon the Tranche 1 condition of a $9.00 Target Share Price being met. Assuming continuous service by Mr. Baum, the Company expects all remaining shares under the Baum Performance Equity Award to vest on April 25, 2021.

Harrow Health 2021 Proxy Statement	26

Change in Control Arrangements

In the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control (as defined in the Plan), any unvested Baum Options shall be deemed fully vested as of the date of such Involuntary Termination. Should an Involuntary Termination of Mr. Baum’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Baum shall be entitled to (i) a severance payment equal to the sum of 18 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 18 months. Furthermore, in the event of an Involuntary Termination of Mr. Baum’s employment within one month prior to, or 12 months following, a Change in Control, any unvested portion of the Baum Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

Also in connection with the Baum Agreement, Mr. Baum and the Company entered into a retention letter agreement (the “Baum Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Baum Agreement, Mr. Baum will be entitled to receive a retention bonus ranging from 1.5% of the Change in Control Consideration (as defined in the Baum Retention Letter Agreement) to 0.7% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Baum’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control. Mr. Baum and the Company agreed that the Baum Retention Letter Agreement supersedes the previous retention letter agreement, dated July 31, 2015, between the parties.

Other Equity Incentive Grants

Mr. Baum has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with Andrew R. Boll

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Boll Agreement”) with Mr. Boll with respect to his employment as Chief Financial Officer and Corporate Secretary. The Boll Agreement replaced Mr. Boll’s 2012 employment agreement, as amended, with the Company. Mr. Boll’s employment with the Company is at-will and may be terminated either by Mr. Boll or the Company at any time for any reason or for no reason. The Boll Agreement provides for an initial annual base salary of $250,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Boll received the following equity incentive awards: (i) 60,000 options to purchase our common stock (the “Boll Options”); and (ii) 157,500 restricted stock units that vest on the fifth anniversary of the grant date subject to performance-based accelerated vesting (the “Boll Performance Equity Award”). Concurrent with the issuance of the Boll Performance Equity Award, Mr. Boll forfeited 157,500 restricted stock units subject to performance-based vesting granted to him in February 2015. As a result, the issuance of the 2016 Performance Equity Award has been treated as a modification of the RSU granted to Mr. Boll in February 2015 for accounting purposes.

Involuntary Termination

Should Mr. Boll’s employment be terminated by the Company without Cause (as defined in the Boll Agreement) or should Mr. Boll terminate his employment with the Company for Good Reason (as defined in the Boll Agreement) (each an “Involuntary Termination”), any unvested Boll Options shall be accelerated as if Mr. Boll had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Boll will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment with the Company, Mr. Boll will be entitled to (i) a severance payment equal to the sum of six months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Harrow Health 2021 Proxy Statement	27

2016 Performance Equity Award

The 157,500 performance stock units comprising the Boll Performance Equity Award will vest on the fifth anniversary of the grant date, subject to Mr. Boll’s continued employment with the Company, and may vest earlier if the Company achieves and maintains certain stock price targets during the five-year period following the grant date or upon a Change in Control if the Boll Performance Equity Award is not assumed, continued or substituted for by the acquiring entity. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $9 per share to $15 per share during the five-year period following the grant date. These market-based accelerated vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price	Stock Price Appreciation as of Date of Grant (1)
Tranche 1	30,000	$9.00 or greater	125%
Tranche 2	30,000	$10.00 or greater	150%
Tranche 3	30,000	$12.00 or greater	200%
Tranche 4	30,000	$14.00 or greater	250%
Tranche 5	37,500	$15.00 or greater	275%

(1)	The closing sale price of our Common Stock on April 25, 2016, the date the Boll Performance Equity grant was made, was $3.98.

For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Boll must be in service with the Company through at the date of vesting. In addition, the Boll Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Boll’s forfeiture or repayment of the benefits granted under the Boll Performance Equity Award under certain circumstances.

On February 25, 2021, 30,000 shares of the Boll Performance Equity Award vested upon the Tranche 1 condition of a $9.00 Target Share Price being met. Assuming continuous service by Mr. Boll, the Company expects all remaining shares under the Boll Performance Equity Award to vest on April 25, 2021.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Boll’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Boll shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested Boll Options shall be deemed fully vested as of the date of such Involuntary Termination. In the event of an Involuntary Termination of Mr. Boll’s employment occurring more than 30 days prior to the fifth anniversary of the grant date, the Boll Performance Equity Awards will remain eligible to vest pursuant to their terms for a period of 12 months following Mr. Boll’s Involuntary Termination, provided that such 12 month period will not extend beyond the day before the fifth anniversary of the grant date. Furthermore, in the event of an Involuntary Termination of Mr. Boll’s employment within one month prior to, or 12 months following, a Change in Control, any unvested portion of the Boll Performance Equity Award will accelerate in full based on the performance standards at the time of such Involuntary Termination as set forth in the award.

Also, in connection with the Boll Agreement, Mr. Boll and the Company entered into a retention letter agreement (the “Boll Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within five years of the date of the Boll Agreement, Mr. Boll will be entitled to receive a retention bonus ranging from 1.0% of the Change in Control Consideration (as defined in the Boll Retention Letter Agreement) to 0.2% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Boll’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Harrow Health 2021 Proxy Statement	28

Other Equity Incentive Grants

Mr. Boll has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Compensation Arrangements with John P. Saharek

Employment Agreements

On April 25, 2016, the Company entered into an employment agreement (the “Saharek Agreement”) with Mr. Saharek with respect to his employment as Chief Commercial Officer. The Saharek Agreement replaced Mr. Saharek’s 2015 employment agreement with the Company. Mr. Saharek’s employment with the Company is at-will and may be terminated either by Mr. Saharek or the Company at any time for any reason or for no reason. The Saharek Agreement provides for an initial annual base salary of $260,000 and a target annual incentive bonus of 50% of his annual base salary. In addition, pursuant to the employment agreement, Mr. Saharek received options to purchase 60,000 shares of our common stock (the “Saharek Options”).

Involuntary Termination

Should Mr. Saharek’s employment be terminated by the Company without Cause (as defined in the Saharek Agreement) or should Mr. Saharek terminate his employment with the Company for Good Reason (as defined in the Saharek Agreement) (each an “Involuntary Termination”), any unvested Saharek Options shall be accelerated as if Mr. Saharek had completed an additional 12 months of employment with the Company as of the date of such Involuntary Termination. In addition, Mr. Saharek will receive an extension to exercise his vested options until the earlier of the original expiration date and 12 months following the date of his Involuntary Termination. In the event of an Involuntary Termination of Mr. Saharek’s employment with the Company, Mr. Saharek will be entitled to (i) a severance payment equal to the sum of six months of his then Base Salary plus the greater of his (x) Annual Bonus for the preceding calendar year or (y) target Annual Bonus for the year in which the termination occurs; (ii) his Annual Bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to six months.

Change in Control Arrangements

Should an Involuntary Termination of Mr. Saharek’s employment occur within one month prior to, or 12 months following, a Change in Control, Mr. Saharek shall be entitled to (i) a severance payment equal to the sum of 12 months of his then base salary plus the greater of his (x) annual bonus for the preceding calendar year or (y) target annual bonus for the year in which the termination occurs; (ii) his annual bonus for the year in which the termination occurs, determined based on actual results for such year, pro-rated up until the date of his termination; and (iii) continued group health plan coverage through COBRA for a period of up to 12 months. Furthermore, in the event of an Involuntary Termination of Mr. Saharek’s employment within one month prior to, or 12 months following a Change in Control, any unvested Saharek Options shall be deemed fully vested as of the date of such Involuntary Termination.

Also, in connection with the Saharek Agreement, Mr. Saharek and the Company entered into a retention letter agreement (the “Saharek Retention Letter Agreement”) that provides upon the closing of an event of a Change of Control within two years of the date of the Saharek Agreement, Mr. Saharek will be entitled to receive a retention bonus ranging from 0.5% of the Change in Control Consideration (as defined in the Saharek Retention Letter Agreement) to 0.25% of the Change in Control Consideration depending on when the closing of a Change of Control occurs (e.g., the sooner the Change of Control, the higher the retention bonus percentage). Payment of the retention bonus is subject to Mr. Saharek’s continuous employment through the closing of the Change in Control or an Involuntary Termination of his employment on or before the closing of the Change in Control.

Other Equity Incentive Grants

Mr. Saharek has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year-End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

Harrow Health 2021 Proxy Statement	29

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by security holders	4,441,963	$5.43	(2)	342,882
Equity compensation plans not approved by security holders (3)	780,386	2.12		-
Total	5,222,349	$4.75	(2)	342,882

(1)	Represents shares reserved under the Plan. See Note 14 to our consolidated financial statements included in the Annual Report. The 2007 Plan reached its term in September 2017, and we can no longer issue additional awards under this plan, however, options still outstanding and previously issued under the 2007 Plan will remain outstanding until they are exercised, reach their maturity or are otherwise cancelled/forfeited. On June 13, 2017, the Company’s Board of Directors and stockholders adopted the Company’s 2017 Incentive Stock and Awards Plan.
(2)	Excludes outstanding RSUs, which have no associated exercise price.
(3)	Comprises warrants issued to lenders and issued in settlement of disputes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 5, 2021. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address for such person is c/o Harrow Health, Inc. 102 Woodmont Blvd., Suite 610, Nashville, TN 37205.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (1)
5% + Stockholders
Opaleye L.P. (2)	3,065,416	11.80%
Renaissance Technologies, LLC (3)	1,493,212	5.75%
BlackRock, Inc. (4)	1,532,664	5.90%

Directors and Officers
Mark L. Baum (5)	2,676,243	9.59%
Andrew R. Boll (6)	604,153	2.28%
John P. Saharek (7)	317,503	1.21%
Robert J. Kammer (8)	886,551	3.40%
Teresa F. Sparks (9)	27,006	*
R. Lawrence Van Horn (10)	12,500	*
Richard L. Lindstrom, M.D. (11)	299,974	1.15%
All executives and directors as a group (7 persons)	4,823,930	16.67%

*	Less than 1%.
(1)	Beneficial ownership percentages are based on 25,983,364 shares of our common stock outstanding as of April 5, 2021. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 5, 2021, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	This information is based on a Schedule 13G/A filed on February 12, 2021, by Opaleye L.P., Opaleye Management, Inc. and James Silverman (collectively, “Opaleye”). Opaleye reported that it possessed shared voting power and shared dispositive power with respect to all of the shares. The address for Opaleye is One Boston Place, 26th Floor, Boston MA, 02108.
(3)	This information is based on a Schedule 13G filed on February 10, 2021, by Renaissance Technologies, LLC (“Renaissance”). Renaissance reported that it possessed (i) sole voting power with respect to 1,268,712 shares and (ii) sole dispositive power with respect to all of the shares. The address for Renaissance is 800 Third Avenue New York, NY 10022.
(4)	This information is based on a Schedule 13G filed on February 2, 2021, by BlackRock, Inc. (“Blackrock”). BlackRock reported that it possessed (i) sole voting power with respect to 1,532,664 shares and (ii) sole dispositive power with respect to all of the shares. The address for BlackRock is 55 East 52nd Street New York, NY 10055.
(5)	Includes 861,868 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2021 and 850,000 shares of common stock issuable upon the vesting of RSUs within 60 days after April 5, 2021.
(6)	Includes 323,653 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2021 and 127,500 shares of common stock issuable upon the vesting of RSUs within 60 days after April 5, 2021.
(7)	Includes 317,503 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 5, 2021.
(8)	Includes 108,993 shares of common stock issuable upon Dr. Kammer’s discontinuation of service as a director.
(9)	Includes 27,006 shares of common stock issuable upon Ms. Sparks’ discontinuation of service as a director.
(10)	Includes 12,500 shares of common stock issuable upon Mr. Van Horn’s discontinuation of service as a director.
(11)	Includes 99,974 shares of common stock issuable upon Mr. Lindstrom’s discontinuation of service as a director.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available for review on the Investor Relations section of the Company’s website, www.harrowinc.com, under Corporate Governance.

The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2020, should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Teresa F. Sparks

Robert J. Kammer

R. Lawrence Van Horn

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Harrow Health 2021 Proxy Statement	32

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials from us, please notify your broker, direct your written request to Harrow Health, Inc., c/o Corporate Secretary, 102 Woodmont Blvd., Suite 610, Nashville, TN 37205 or call Investor Relations at (615) 733-4731 and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2022 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2022 annual meeting of stockholders, a stockholder’s proposal must be received by us no later than December 24, 2021, unless the date of our 2022 annual meeting of stockholders is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials to stockholders. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act, including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice for Proposals for Business to be Discussed at the 2022 Annual Meeting

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice of stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between October 25, 2021, and December 24, 2021, for our 2022 annual meeting of stockholders, and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials to stockholders, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Harrow Health, Inc., c/o Corporate Secretary, 102 Woodmont Blvd., Suite 610, Nashville, TN 37205. Our Bylaws are also available by accessing the exhibits to the Annual Report filed with the SEC. If a stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, and we do comply with such requirements, then we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

As indicated in the Notice of Internet Availability of Proxy Materials, a copy of this Proxy Statement and the Annual Report has been posted on the website www.proxyvote.com. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

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We have elected to provide this Proxy Statement and the Annual Report over the Internet through a “notice and access” model. The Notice of Internet Availability of Proxy Materials provides instructions on how you may access this Proxy Statement and the Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

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Appendix A

FIRST Amendment to the IMPRIMIS PHARMACEUTICALS, Inc.

2017 Incentive STOCK AND AWARDS Plan

This Amendment to the Imprimis Pharmaceuticals, Inc. 2017 Incentive Stock and Awards Plan (the “Plan”) is adopted by Harrow Health, Inc., formerly known as Imprimis Pharmaceuticals, Inc. (the “Company”), effective as of June 3, 2021.

WHEREAS, the Company has established the Plan through which the Company may grant awards of stock options, restricted stock and restricted stock units to directors, officers and other employees of, and consultants and advisors to, the Company and its subsidiaries;

WHEREAS, pursuant to Section 13 of the Plan, the Plan may be amended from time to time; and

WHEREAS, the Company desires to amend the Plan to (i) reflect the change in the Company’s name from Imprimis Pharmaceuticals, Inc. to Harrow Health, Inc., (ii) increase the total number of shares that may be granted pursuant to the Plan by 4,000,000 shares, resulting in a total of 6,000,000 shares subject to the Plan, (iii) prohibit payment of dividends on unvested awards unless conditioned on vesting, (iv) specifically prohibit certain share recycling and (v) clarify the provisions limiting repricing of stock options.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By deleting “Imprimis Pharmaceuticals” everywhere it appears in the Plan and inserting “Harrow Health” in its place and stead.

2. By deleting Section 4(a) in its entirety and inserting the following in its place and stead:

“(a) Subject to adjustment as provided in Section 9 hereof, a total of 6,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or Restricted Stock Units at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or Restricted Stock Units expire or be canceled prior to its exercise or vesting in full, the shares of Stock theretofore subject to such Option, Restricted Stock or Restricted Stock Units may be subject to future Options, Restricted Stock or Restricted Stock Units under the Plan. Notwithstanding any provision of the Plan to the contrary, the following shares of Stock shall not be added to the shares authorized for grant under Section 4(a) and the individual share limitations of Sections 4(b) and 4(c) and shall not be available for future Options, Restricted Stock or Restricted Stock Units under the Plan: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option, Restricted Stock or Restricted Stock Unit and (iii) shares of Stock purchased by the Company with the cash proceeds from the exercise of Options. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested Options, Restricted Stock or Restricted Stock Units, except that the Committee may provide at the time of grant of Restricted Stock or Restricted Stock Units that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Restricted Stock or Restricted Stock Unit.”

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3. By deleting Section 6(a) in its entirety and inserting the following in its place and stead:

“(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions and dividend limitations described in Section 6(d) below.”

4. By deleting Section 6(d) in its entirety and inserting the following in its place and stead:

“(d) Forfeitability, Non-transferability of Restricted Stock; Dividend Limitations. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested shares of Restricted Stock, except that the Committee may provide at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the shares of Restricted Stock.”

5. By deleting Section 7(c) in its entirety and inserting the following in its place and stead:

“(c) Forfeitability, Non-transferability of Restricted Stock Units; Dividend Limitations. Restricted Stock Units are forfeitable until the terms of the Restricted Stock Unit grant have been satisfied. Restricted Stock Units are not transferable until the date on which the Committee has specified such restrictions have lapsed. Notwithstanding any provision of the Plan to the contrary, in no event will dividends or dividend equivalents be granted with respect to unvested Restricted Stock Units, except that the Committee may provide at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, vesting of the Restricted Stock Units.”

6. By deleting Section 13(f) in its entirety and inserting the following in its place and stead:

“(f) (i) except as otherwise provided in Section 9 hereof with respect to certain Company changes, amend an outstanding Option to reduce the exercise price thereof; or (ii) cancel an outstanding Option when the exercise price per share exceeds the Fair Market Value of the underlying shares of Stock in exchange for cash or another Option for the purpose of repricing the Option; or (iii) cancel or accept the surrender of an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the cancelled or surrendered Option.”

In Witness Whereof, this First Amendment is hereby executed by the undersigned officer of the Company, to be effective as of the date first written above.

HARROW HEALTH, Inc.

By:
Andrew R. Boll
Secretary

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Appendix B

2017 Incentive Stock and Awards Plan

IMPRIMIS PHARMACEUTICALS, INC.

2017 INCENTIVE STOCK AND AWARDS PLAN

1. Purpose of the Plan.

The purpose of this 2017 Incentive Stock and Awards Plan (the “Plan”) of Imprimis Pharmaceuticals, Inc. (the “Company”) is to enable the Company to offer to its employees, officers, directors, advisors and consultants whose past, present and/or potential contributions to the Company and/or any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), have been, are or will be important to the success of the Company, an opportunity to acquire an equity interest in the Company. It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options, awards of Restricted Stock (as defined below), and awards of Restricted Stock Units (as defined below) for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2. Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b¬3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5, 6 and 7 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”) and to determine the terms and conditions of the respective Option, Restricted Stock and Restricted Stock Unit agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

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Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock and Restricted Stock Units granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Restricted Stock or Restricted Stock Units granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Restricted Stock or Restricted Stock Units. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3. Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock or Restricted Stock Units (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock or Restricted Stock Units granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock or Restricted Stock Units hereunder may be granted an additional Option or Options, Restricted Stock or Restricted Stock Units if the Committee shall so determine.

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4. Stock Reserved for the Plan.

(a) Subject to adjustment as provided in Section 9 hereof, a total of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or Restricted Stock Units at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or Restricted Stock Units expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock or Restricted Stock Units be reduced for any reason, the shares of Stock theretofore subject to such Option, Restricted Stock or Restricted Stock Units may be subject to future Options, Restricted Stock or Restricted Stock Units under the Plan.

(b) The maximum number of shares of Stock with respect to which Options may be granted to any Optionee in any calendar year shall be five hundred thousand (500,000) shares. In connection with an Optionee’s commencement of employment or service with the Company or any Subsidiary, an Optionee may be granted Options for up to an additional two hundred thousand (200,000) shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(c) For awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of Stock with respect to which such awards may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. Subject to the terms of the Plan, awards of Restricted Stock or Restricted Stock Units that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment (ix) operating income, (x) net operating income, (xi) pre-tax profit (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Restricted Stock or Restricted Stock Unit agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an award intended to be performance-based compensation.

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5. Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price of each share of Stock purchasable, under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value, of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 9 below. “Fair Market Value” means: (i) if the Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of grant of the Option or Stock (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Stock is regularly quoted on an automated quotation system (including but not limited to the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of grant of the Option or Stock, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of grant of the Option or Stock (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or, such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

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(c) Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to one-third of the total number of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

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(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

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(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f) Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter.

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For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i) Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i) In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

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(ii) In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(1) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)	a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.

Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6. Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

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(b) Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c) Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d) Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.

(f) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7. Terms and Conditions of Restricted Stock Units.

Restricted Stock Units may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock Units upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock Units unless and until Grantee accepts the award within the period prescribed by the Committee.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Restricted Stock Unit agreement. The Committee, in its sole discretion, may only settle earned Restricted Stock Units in cash, shares of Common Stock, or a combination of both.

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(c) Forfeitability, Non-transferability of Restricted Stock Units. Restricted Stock Units are forfeitable until the terms of the Restricted Stock Unit grant have been satisfied. Restricted Stock Units are not transferable until the date on which the Committee has specified such restrictions have lapsed.

(d) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock Units, in whole or in part, as determined by the Committee, in its sole discretion.

(e) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all unvested Restricted Stock Units theretofore awarded to him shall be forfeited. The Committee may provide (on or after grant) that forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part forfeiture conditions relating to Restricted Stock Units.

8. Term of Plan.

No Option or award of Restricted Stock or Restricted Stock Units shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and awards of Restricted Stock and Restricted Stock Units theretofore granted may extend beyond that date.

9. Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock and Restricted Stock Units granted under the Plan.

The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

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10. Purchase for Investment/Conditions.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Restricted Stock or Restricted Stock Units under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options, Restricted Stock or Restricted Stock Units as shall be determined by the Committee at the time of award.

11. Taxes.

(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Restricted Stock or Restricted Stock Units granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b) If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c) If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.

12. Effective Date of Plan.

The Plan shall be effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must be approved by the Company’s stockholders no later than one-year after approval by the Board, and further, that in the event certain Option, Restricted Stock or Restricted Stock Unit grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to stockholder approval set forth in Section 162(m) of the Code are satisfied.

13. Amendment and Termination.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option, Restricted Stock or Restricted Stock Units theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

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(b) materially increase the benefits accruing to the Participants under the Plan;

(c) materially modify the requirements as to eligibility for participation in the Plan;

(d) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or

(e) extend the term of any Option beyond that provided for in Section 5(b).

(f) except as otherwise provided in Sections 5(d) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.

Subject to the forgoing, the Committee may amend the terms of any Option, Restricted Stock or Restricted Stock Units theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

14. Government Regulations.

The Plan, and the grant and exercise of Options, Restricted Stock or Restricted Stock Units hereunder, and the obligation of the Company to sell and deliver shares under such Options, Restricted Stock and Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

15. General Provisions.

(a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

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(b) Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c) Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option or vesting of Restricted Stock Units granted hereunder in order to permit the exercise of an Option or vesting of Restricted Stock Units and the issuance and sale of the Stock subject to such Option or Restricted Stock Units, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

16. Non-Uniform Determinations.

The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

17. Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

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HARROW HEALTH INC.

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D52356-P53654

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARROW HEALTH, INC.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors:	☐	☐	☐	______________________

01) Mark L. Baum
02) Robert J. Kammer
03) Richard L. Lindstrom
04) Teresa F. Sparks
05) R. Lawrence Van Horn

IMPORTANT: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D52357-P53654

HARROW HEALTH, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – JUNE 3, 2021 AT 8:00 AM CENTRAL TIME

The undersigned stockholder(s) of Harrow Health, Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Mark L. Baum and Robert J. Kammer, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders of the Company to be held on June 3, 2021 at 8:00 a.m., Central time, at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee 37205, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)